UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2020

Steadfast Apartment REIT III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55772	47-4871012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Entry into a Material Definitive Agreement

On March 2, 2020, Steadfast Apartment REIT III, Inc. (the “Company”) held a special meeting of its stockholders (the “STAR III Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to approve the merger (the “STAR III Merger”) of the Company with and into SIII Subsidiary, LLC (“Merger Sub”), a wholly owned subsidiary of Steadfast Apartment REIT, Inc. (“STAR”), pursuant to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among the Company, STAR, and the other parties thereto (the “STAR III Merger Proposal”), (ii) a proposal to approve the amendment of the charter of the Company to remove the provisions related to “Roll-Up Transactions” in connection with the STAR III Merger (the “STAR III Charter Amendment”), and (iii) a proposal to adjourn the STAR III Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the STAR III Merger.

The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement/prospectus and related materials pertaining to the STAR III Merger and the STAR III Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the STAR III Special Meeting.

At the STAR III Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of approximately 4,800,889.34 shares of the Company’s common stock, representing approximately 56% of the total number of 8,572,831.65 shares of the Company’s common stock issued and outstanding as of December 16, 2019, the record date for the Special Meeting, and entitled to vote at the Special Meeting.

The final results of the following matters voted on at the STAR III Special Meeting are set forth below, excluding any shares beneficially held by certain affiliates as required by the Merger Agreement.

	For	Against	Abstain
Approval of Merger Proposal	4,477,502.84	72,258.27	195,076.00
Approval of the STAR III Charter Amendment	4,498,203.30	82,196.43	220,489.61

Accordingly, the Company’s stockholders approved the STAR III Merger Proposal. As contemplated by the Merger Agreement:

•	The Company shall merge with and into Merger Sub. Merger Sub will continue as the surviving entity and as a wholly owned subsidiary of STAR, and the separate existence of the Company will cease.

•

At the effective time of the STAR III Merger, each outstanding share of Class A common stock, par value $0.01 per share, of the Company, each outstanding share of Class R common stock, par value $0.01 per share, of the Company and each outstanding share of Class T common stock, par value $0.01 per share, of the Company (such Class A, Class R and Class T common stock, collectively, “Company Common Stock”) will be converted automatically into the right to receive 1.43 shares of common stock, par value $0.01 per share, of STAR (“STAR Common Stock”).

In addition, as reflected above, the Company’s stockholders approved the STAR III Charter Amendment. As contemplated by the STAR III Charter Amendment, the Company’s charter will be promptly amended to remove the provision related to “Roll-Up Transactions” in connection with the STAR III Merger.

Because the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to be cast on the Merger Proposal and STAR III Charter Amendment were achieved, the proposal to adjourn the STAR III Special Meeting to solicit additional proxies in favor of such proposal was not necessary or appropriate and, therefore, not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date: March 3, 2020	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer